UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 1, 2015
(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below regarding new financial obligations is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 1, 2015, a subsidiary of Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”), closed on a $14.1 million nonrecourse mortgage loan (the “Mortgage Loan”) with Webster Bank. The Mortgage Loan is collateralized by the newly constructed approximately 280,000 square foot industrial building at 5220 Jaindl Boulevard in Hanover Township in the Lehigh Valley of Pennsylvania. At closing, Griffin received cash proceeds from the Mortgage Loan (before financing costs) of $11.5 million. An additional $2.6 million of mortgage proceeds will be received when the tenant that has leased approximately 196,000 square feet in 5220 Jaindl Boulevard exercises its option to lease the balance of the building or when another tenant leases the currently unleased space. The Mortgage Loan has a floating interest rate of the one month LIBOR rate plus 1.65%, but Griffin entered into an interest rate swap agreement with Webster Bank at closing to fix the interest rate at 3.77% on the loan proceeds received at closing over the term of the loan. The Mortgage Loan has a ten year term, with payments based on a twenty-five year amortization schedule. Griffin intends to use the mortgage proceeds for general business purposes, including continued investment in Griffin’s real estate assets.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s September 2, 2015 press release announcing the completion of the Mortgage Loan is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s September 2, 2015 Press Release (attached hereto).

Forward-Looking Statements:

This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include statements concerning receiving additional proceeds from the Mortgage Loan upon the tenant in 5220 Jaindl Boulevard exercising its option to lease the balance of the building or a new tenant leasing the currently unleased space in that building, and the intended use of the mortgage proceeds. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2014. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: September 2, 2015